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                                                                   EXHIBIT 10.79

                             FIFTH AMENDMENT TO THE
                                MIRANT SERVICES
                     BARGAINING UNIT EMPLOYEE SAVINGS PLAN

         WHEREAS, Mirant Services, LLC (the "Company") heretofore adopted the Mirant Services Bargaining Unit Employee Savings Plan (the "Plan"), effective December 19, 2000, and subsequently amended and restated effective as of April 2, 2001;

         WHEREAS, the Company desires to amend the Plan in order to obtain a favorable determination letter ruling regarding the qualified status of the Plan; and

         WHEREAS, the Americas Benefits Committee (the "Committee") is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided such amendment does not involve a substantial increase in cost to the Company.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of December 19, 2000:

                                       I.

         SECTION 2.23 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 2.23:

         2.23 "Employee" shall mean each individual who is employed by an Affiliated Employer under common law and each individual who is required to be treated as an employee pursuant to the "leased employee" rules of Code Section 414(n) other than a leased employee described in Code Section 414(n)(5). A "leased employee" is any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (hereafter the "leasing organization") has performed services for the recipient (or for the recipient and related persons, as determined in accordance with Code
Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control by the recipient.

                                      II.

         SECTION 2.31 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 2.31:

         2.31 "Highly Compensated Employee" shall mean (in accordance with and subject to Code Section 414(q) and any regulations, rulings, notices or procedures thereunder), with respect to any Plan Year: (a) any Employee who was a five percent (5%) owner of Mirant Corporation or an Affiliated Employer (as determined pursuant to Code Section 416) during the Plan Year or the immediately preceding Plan Year, or (b) any Employee who (1) earned more than $85,000 in the preceding Plan Year and (2) falls within the "top-paid group," as defined in Code Section 414(q) (excluding those employees described in Code
Section 414(q)(8) for such


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purpose). The $85,000 amount shall be adjusted for inflation and for short Plan
Years, pursuant to Code Section 414(q). In determining whether an Employee is a Highly Compensated Employee, the Committee may make any elections authorized under applicable regulations, rulings, notices, or revenue procedures.

                                      III.

         SECTION 4.5(A) OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 4.5(A):

                  (a) Actual Deferral Percentage Test. The Plan shall satisfy the nondiscrimination test of Section 401(k)(3) of the Code, under which no Elective Employer Contributions shall be made that would cause the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees to exceed either subsection 4.5(a)(1) or (2) as follows:

                           (1) The Average Actual Deferral Percentage for the Eligible Participants who are Highly Compensated Employees in the current Plan Year shall not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                           (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were Non-Highly Compensated Employees in the prior Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year does not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two
                  (2) percentage points.

                           At the election of the Committee, and upon amendment
                  to the Plan, the current year Average Actual Deferral Percentage for current year Non-Highly Compensated Employees may be substituted for the prior year Average Actual Deferral Percentage. However, once an election is made to utilize such current year Average Actual Deferral Percentage in determining the Actual Deferral Percentage, the Committee may not revoke such election without the approval of the Internal Revenue Service, to the extent required under Code Section 401(k)(3)(A). Notwithstanding the foregoing, for the 2000 Plan Year the Average Actual Deferral Percentage of Non-Highly Compensated Employees shall be deemed to be three percent (3%) or, if the Committee elects in accordance with Code Section 401(k)(3)(E), the actual Average Actual Deferral Percentage of Non-Highly Compensated Employees for the 2000 Plan Year.


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                                      IV.

         EXCEPT AS AMENDED HEREIN BY THIS FIFTH AMENDMENT, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT AS AMENDED AND RESTATED BY THE COMPANY PRIOR TO THE ADOPTION OF THIS FIFTH AMENDMENT.

         IN WITNESS WHEREOF, the Committee, through a duly authorized officer of the Company, has adopted this Fifth Amendment to the Plan this 14th day of November, 2002 to be effective as provided herein.


                                      MIRANT SERVICES, LLC



                                      By: /s/ Dianne W. Davenport
                                         -----------------------------
                                      Title:  Vice President
                                            --------------------------


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